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                                                                   EXHIBIT 10(h)

                   LIMITED STOCK APPRECIATION RIGHTS AGREEMENT
                            RELATING TO STOCK OPTIONS
                 UNDER THE 1991 KEY EMPLOYEES STOCK OPTION PLAN


This Agreement confirms the grant on [ grant date ] by THE DUN & BRADSTREET CORPORATION (the "Company") to:

                [Associate Name]              (the "Associate")

of Limited Stock Appreciation Rights ("LSAR's") with respect to the following ten-year stock options to purchase shares of the Company's Common Stock, par value $1 per share ("Common Stock"), presently held by the Associate or granted to the Associate contemporaneously herewith under the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries, as amended from time to time (the "1991 Plan"):

Date of Option Grant       Number of Shares       Option Exercise Price
--------------------       ----------------       ---------------------

 [                ]          [           ]           [$            ]

Each LSAR represents the right to receive, in cash, upon exercise, the excess of the Tender Offer Price (as defined below) over the option exercise price of the above option to which the LSAR relates, such excess constituting the "Appreciation." These LSAR's are issued in accordance with and are subject to the terms of the 1991 Plan, which plan is incorporated herein by reference, and the following additional terms and conditions:

1. Each LSAR is related to an option (the "Related Option") to purchase the number of shares of Common Stock at the option exercise price per share indicated above.

2. These LSAR's may be exercised, in whole or in part, only on and after six months after the date of grant and only during the 30-day period beginning on the first day following the acquisition of at least 20% of all outstanding shares of Common Stock pursuant to any tender or exchange offer for shares of Common Stock (other than one made by the Company), whether the Company does or does not support the offer. A tender or exchange offer filed with the Securities and Exchange Commission on Form 14D-1 (or successor form) shall be treated conclusively as a tender or exchange offer for purposes of this provision. Each LSAR is exercisable only if and to the extent the Related Option is exercisable. During the 30-day period when these LSAR's are exercisable, other stock appreciation rights relating to the Related Option shall not be exercisable.

3. To the extent exercisable, these LSAR's may be exercised from time to time by notice to the Company. The date a notice of exercise is received by the Company shall be the exercise date. At the time of payment of the Appreciation to the Associate, the Company shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of an LSAR.

4. Exercise of an LSAR shall reduce the number of shares of Common Stock covered by the Related Option and any other related stock appreciation right on a share for share basis. The exercise of a Related Option or of any other related stock appreciation right shall reduce the number of related LSAR's on the same basis.
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5.    The term "Tender Offer Price" when used herein shall mean the highest price paid for shares of Common Stock in any tender or exchange offer of the kind contemplated in Paragraph 2 above which is in effect at any time during the 60-day period preceding the date of exercise of an LSAR, provided that any securities or property which are part or all of the consideration paid for shares of Common Stock in any such tender or exchange offer shall be valued at the higher of (i) the valuation placed on such securities or property by the person making such offer or (ii) the valuation (for purposes hereof) placed on such securities or property by the Executive Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee").

6. These LSAR's shall terminate when the Associate is no longer subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

7. These LSAR's are not transferable by the Associate, provided that the Committee may, in its discretion, authorize the irrevocable transfer for no consideration by the Associate to certain of the Associate's immediate family members or to certain trusts and partnerships in which the Associate and/or such family members have an interest.


IN WITNESS WHEREOF, The Dun & Bradstreet Corporation has caused this Agreement to be executed in duplicate by its officer thereunto duly authorized.


                                    THE DUN & BRADSTREET CORPORATION


                                    By______________________________
                                         Chief Executive Officer


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Limited Stock Appreciation Rights Agreement and acknowledges receipt of (i) a copy of the Prospectus dated May 31, 1995 relating to the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and (ii) a copy of the [ year ] Annual Report of The Dun & Bradstreet Corporation.



___________________                  __________________________________
       Date                                      Associate